UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 4, 2009

i2 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28030	75-2294945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One i2 Place 11701 Luna Road Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 4, 2009, i2 Technologies, Inc., a Delaware corporation (“i2”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with JDA Software Group, Inc., a Delaware corporation (“JDA”), and Alpha Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of JDA (“Merger Sub”), under which Merger Sub will be merged with and into i2 (the “Merger”), with i2 continuing after the Merger as the surviving corporation and a wholly-owned subsidiary of JDA. The Merger Agreement has been approved by the Boards of Directors of both JDA and i2.

As provided in the Merger Agreement, if JDA raises sufficient funds and satisfies other conditions in the Merger Agreement by December 18, 2009, each issued and outstanding share of i2 common stock will be converted into the right to receive approximately $12.70 in cash and 0.2562 of a share of JDA common stock with a combined value equal to $18.00 per share based on JDA’s closing stock price on November 4, 2009 (the “Intended Structure”).

If JDA does not arrange to obtain sufficient funds necessary to complete the transaction under the Intended Structure and meet certain other conditions by December 18, 2009 then JDA will obtain financing under a commitment letter from Wells Fargo Securities LLC and Wells Fargo Foothill LLC (together, “Wells Fargo”), pursuant to which, subject to the conditions set forth therein, Wells Fargo committed to provide JDA with up to $140 million of senior secured debt financing, of which $120 million shall constitute a term loan. In that case, the Merger Agreement provides that the parties will proceed under an alternative structure (the “Alternative Structure”) under which each issued and outstanding share of i2 common stock will be converted into the right to receive approximately $6.00 in cash and 0.5797 of a share of JDA common stock with a combined value of $18.00 per share based on JDA’s closing stock price on November 4, 2009 (the “Alternative Structure”).

Under either the Intended Structure or the Alternative Structure, the Merger Agreement provides that, no later than January 8, 2010 or the date the Joint Proxy Statement/Prospectus referred to below is first sent to i2’s stockholders, the proceeds of the financing are to be deposited into escrow, or otherwise released to JDA, in an amount sufficient (together with JDA’s and i2’s cash on hand) to fund the obligations of JDA under the Intended Structure or the Alternative Structure, including the acquisition price and to pay transaction costs.

At the effective time of the Merger, each issued and outstanding share of i2’s Series B Convertible Preferred Stock will be converted into the right to receive $1,100.00 per share in cash, and will receive all accrued and unpaid dividends. In addition, each outstanding option to purchase i2 common stock would be canceled and converted into the right to receive the applicable merger consideration with respect to the number of shares of i2 common stock that would be issuable upon a net exercise of such option immediately prior to the consummation of the Merger, and each outstanding restricted stock unit award would become fully vested (except that if the applicable award agreement provides that a lesser percentage becomes vested upon consummation of the Merger, such award would only become vested as to such lesser percentage) and would be canceled, and the holder of such award would be entitled to receive the applicable merger consideration for each share of i2 common stock into which the vested portion of the award would otherwise be convertible.

Consummation of the Merger is subject to approval by the holders of a majority of the issued and outstanding shares of i2 Common Stock and the Series B Preferred Stock (voting on an as-converted basis), voting together as a single class. In addition, if the parties proceed under the Alternative Structure, the Merger requires the approval by JDA’s stockholders under applicable rules of the Nasdaq Stock Market of the issuance of JDA common stock in connection with the Merger and an amendment to JDA’s certificate of incorporation to increase JDA’s authorized common stock. The transactions contemplated by the Merger Agreement also are subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and certain other closing conditions.

The Merger Agreement contains certain termination rights for both JDA and i2, and provides that (i) upon termination of the Merger Agreement under specified circumstances, including a change in the recommendation of the board of i2 or in the event i2 elects to pursue an alternative acquisition proposal from a third party, i2 will owe JDA a cash termination fee of $15 million, (ii) upon the termination of the Merger Agreement under certain circumstances because JDA does not obtain financing necessary to complete the Merger, JDA will owe i2 a cash termination fee of $30 million and (iii) upon the termination of the Merger Agreement due to JDA’s failure to obtain the required approvals of its stockholders, if necessary, JDA will owe i2 a cash termination fee of $7 million.

The foregoing description of the Merger Agreement is not a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Voting Agreements

Concurrently with the execution of the Merger Agreement, JDA and i2 entered into voting agreements (the “i2 Voting Agreements”) with the directors and certain executive officers of i2 and with the sole holder of i2’s Series B Preferred Stock, pursuant to which such signatories have agreed to vote in favor of the Merger Agreement and against any other proposal or offer to acquire i2. The i2 Voting Agreements apply to all shares of i2 stock held by the signatories at the record date for the relevant i2 stockholder meeting. The i2 Voting Agreements restrict the transfer of shares by the signatories, except under certain limited conditions.

Concurrently with the execution of the Merger Agreement, JDA and i2 entered into voting agreements (the “JDA Voting Agreements” and together with the i2 Voting Agreements, the “Voting Agreements”) with the directors and certain executive officers of JDA, pursuant to which such signatories have agreed to vote in favor of the issuance of the JDA common stock in connection with the Merger and an amendment to JDA’s certificate of incorporation to increase the authorized common stock of JDA if a meeting of JDA stockholders is held to consider such proposals. The JDA Voting Agreements apply to all shares of JDA common stock held by the signatories at the record date for the relevant JDA stockholder meeting (if such a meeting is held). The JDA Voting Agreements restrict the transfer of shares by the signatories, except under certain limited conditions.

The foregoing description of the Voting Agreements is not a complete description and is qualified in its entirety by reference to the full text of the forms of Voting Agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto and are incorporated herein by reference.

Amendment to Rights Agreement

In connection with the Merger Agreement, on November 4, 2009, i2 and Mellon Investor Services LLC (“Mellon”) entered into the Fourth Amendment (the “Amendment”) to the Rights Agreement, dated January 17, 2002 (the “Rights Agreement”), between i2 and Mellon. As a result of the Amendment, the preferred stock purchase rights issued under the Rights Agreement will be inapplicable to the Merger, the Merger Agreement, the Voting Agreements and the transactions contemplated by the Merger Agreement and the Voting Agreements. The execution, delivery, consummation or performance of the Merger Agreement, the Voting Agreements and the transactions contemplated thereby will not cause the rights to separate from shares of i2 common stock or permit i2’s stockholders to exercise the rights. In addition, the rights will expire immediately prior to the effective time of the Merger.

The Amendment provides, among other things, that (a) none of JDA, Merger Sub or any party to a Voting Agreement or any of their respective affiliates shall be or become an “Acquiring Person” under the Rights Agreement and (b) neither a “Distribution Date,” “Share Acquisition Date” nor “Triggering Event” under the Rights Agreement will be deemed to have occurred solely as a result of (i) the adoption, approval, execution or consummation of the Merger Agreement, the Voting Agreements and the transactions contemplated thereby or (ii) the public announcement of the adoption, approval, execution or consummation of the Merger Agreement, the Voting Agreements and the transactions contemplated thereby.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION:

This filing is being made in respect of the proposed transaction involving JDA and i2. In connection with the proposed transaction, JDA plans to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and each of JDA and i2 plan to file with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of JDA and i2. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by JDA and i2 through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC from i2 by directing a request to i2 Technologies, Inc., 11701 Luna Road, Dallas, Texas 75234, Attention: Investor Relations (telephone: (469) 357-1000) or going to i2’s corporate website at www.i2.com, or from JDA by directing a request to JDA Software Group, Inc., 14400 North 87th Street, Scottsdale, Arizona 85260, Attention: Investor Relations (telephone: (480) 308-3000) or going to JDA’s corporate website at www.jda.com.

JDA, i2, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding i2’s directors and executive officers is set forth in i2’s proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2009, and Annual Report on Form 10-K filed with the SEC on March 12, 2009. Information regarding JDA’s directors and executive officers is set forth in JDA’s proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on April 7, 2009, and Annual Report on Form 10-K filed with the SEC on March 13, 2009. Additional information regarding the interests of such potential participants will be included in the Joint Proxy Statement/Prospectus and the other relevant documents filed with the SEC (when available).

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this Current Report on Form 8-K contain forward-looking statements regarding the proposed transaction between JDA and i2, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about the future expectations, beliefs, goals, plans or prospects of the management of i2 and JDA. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to obtain the approval of i2’s stockholders; the ability to obtain regulatory approvals; the ability to consummate the transaction; the ability of JDA to successfully integrate i2’s operations and employees; and the other factors described in i2’s Annual Report on Form 10-K filed with the SEC on March 12, 2009 and its most recent Quarterly Report on Form 10-Q filed with the SEC. i2 disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K.

Item 3.03	Material Modification to Rights of Security Holders.

In connection with the Merger Agreement, on November 4, 2009, the Company and Mellon entered into the Fourth Amendment to Rights Agreement in order to make the preferred stock purchase rights issued under the Rights Agreement inapplicable to the Merger, the Merger Agreement, the Voting Agreements and the transactions contemplated by the Merger Agreement and the Voting Agreements. The Amendment is described in more detail under Item 1.01 hereto under the caption “Amendment to Rights Agreement.”

Item 8.01	Other Events

On November 5, 2009, i2 and JDA issued a joint press release announcing that they had entered into an Agreement and Plan of Merger relating to the acquisition of i2 by JDA and the other matters described therein.

A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated November 4, 2009, by and among i2, JDA and Merger Sub (incorporated by reference to Exhibit 2.1 to JDA’s Current Report on Form 8-K, filed with the SEC on November 5, 2009).

4.1	Fourth Amendment to Rights Agreement dated November 4, 2009, by and between i2 and Mellon.

10.1	Form of i2 Voting Agreement for R2 Top Hat, Ltd. dated November 4, 2009, by and among i2, JDA and R2 Top Hat, Ltd. (incorporated by reference to Exhibit 10.1 to JDA’s Current Report on Form 8-K, filed with the SEC on November 5, 2009).

10.2	Form of i2 Voting Agreement for directors and executive officers of i2, dated November 4, 2009, by and among i2, JDA and directors and officers of i2 (incorporated by reference to Exhibit 10.2 to JDA’s Current Report on Form 8-K, filed with the SEC on November 5, 2009).

10.3	Form of JDA Voting Agreement for directors and executive officers of JDA, dated November 4, 2009, by and among JDA, i2 and directors and officers of JDA (incorporated by reference to Exhibit 10.3 to JDA’s Current Report on Form 8-K, filed with the SEC on November 5, 2009).

99.1	Joint press release of i2 and JDA, dated November 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

i2 TECHNOLOGIES, INC.

Dated: November 5, 2009	By:	/s/ Michael J. Berry
Michael J. Berry Executive Vice President, Finance and Accounting and Chief Financial Officer